Exhibit 99.1
Myriad Genetics Reports Second Quarter 2025 Financial Results;
Raises 2025 Revenue Guidance Following Positive Business Momentum

Highlights
•Second quarter 2025 revenue of $213.1 million increased by 1% year-over-year. Excluding previously discussed headwinds1 of $9.5 million, revenue increased 5% year-over-year.
•Second quarter 2025 hereditary cancer testing revenue and volume in Oncology grew 9% and 10% year-over-year, respectively, as MyRisk with RiskScore testing volume in oncology grew 14% year-over-year.
•Second quarter 2025 gross margin of 71.2% increased over 160 basis points year-over-year, benefiting from product mix, improving average revenue per test trends, and greater laboratory efficiencies.
•Second quarter 2025 GAAP net loss of $330.5 million, or $(3.57) per share, reflecting non-cash impairment charges of $316.7 million due primarily to a decline in Myriad's market capitalization year-to-date. Adjusted EPS was $0.05 in the second quarter 2025.
•On July 31, 2025, entered into a new $200 million credit facility to enhance financial flexibility and support Myriad’s growth strategy.
•Raised 2025 revenue guidance to a range of $818 - $828 million, from $807 - $823 million, and reiterated adjusted EPS range of $(0.02) - $0.02,2 reflecting second quarter 2025 results, the interest expense under the new credit facility, and the current business outlook.

SALT LAKE CITY, August 5, 2025 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its second quarter ended June 30, 2025 and updated its financial guidance on business performance for the full-year 2025.

1 Attributable to UNH discontinuation of coverage (commercial and managed Medicaid) of GeneSight and the divestiture of the European EndoPredict business.
2 The company does not forecast GAAP EPS because it cannot predict certain elements that are included in the reported GAAP results. Please see below under "Financial Guidance" for a full explanation.

"We delivered solid second-quarter results, driven by continued strength in hereditary cancer testing in oncology, improving momentum in hereditary cancer testing for unaffected individuals, and favorable pricing trends supported by mix and our ongoing efforts to expand payer coverage. Our disciplined approach to expense management contributed to our improved profitability while we continued to invest in strategic drivers to enable long-term growth," said Sam Raha, President and CEO, of Myriad Genetics. “We have made significant progress on updating our strategy and intend to accelerate growth by focusing future investments on more comprehensively serving screening and diagnostic applications across the Cancer Care Continuum while being disciplined on driving targeted profitable growth from our other businesses. To help support our next chapter, we have partnered with OrbiMed in a non-dilutive financing, providing meaningful support for Myriad Genetics' long-term goals. As we begin to implement our updated strategy, while continuing to strengthen our organization and execution, I’m confident in our ability to achieve sustained value creation going forward.”
Strategy Update
In the second quarter of 2025, Myriad Genetics initiated a review of its long-range growth strategy. While the updated strategy, which is designed to drive accelerated growth and profitability by focusing on the Cancer Care Continuum, will be completed over the next several months, the company has identified three strategic pillars:
1Focus on the Cancer Care Continuum ("CCC") to accelerate growth. Myriad Genetics will continue to leverage its leadership in Hereditary Cancer Testing while expanding its test portfolio in other attractive cancer segments potentially including therapy selection, immuno-oncology therapy response monitoring and Molecular Residual Disease ("MRD") where it plans early access launch of the company’s proprietary, ultra-sensitive MRD test in the first half of 2026. Myriad Genetics will increase its investment in R&D and enhance its commercial capabilities and customer digital experience to better serve the CCC market opportunity. Lastly, Myriad Genetics plans to leverage strategic partnerships and Biopharma service synergies in an effort to unlock new growth drivers.
2Grow revenue at or above market for Prenatal Health and Mental Health. Myriad Genetics aims to grow Prenatal Health revenue by leveraging recently launched prenatal tests, including Prequel NIPS test that can be performed 8 weeks into pregnancy, and commercially launching FirstGene Multiple Prenatal Screen in 2026. It plans to grow Mental Health revenue by focusing on high value GeneSight accounts and leveraging state biomarker laws. Myriad Genetics expects to maintain a disciplined level of resourcing and investment in these businesses while prioritizing investments in the CCC strategic pillar.
3Focus on sustained profitable growth. Myriad Genetics aims to grow revenue in the high single digit to low double digit range and increase profitability over the next five years by complementing the revenue growth drivers outlined in the first two strategic pillars with increasing focus on maintaining financial discipline, growing revenue faster than operating expenses, and strengthening its planning and execution capabilities. Myriad Genetics expects to fund near and longer term revenue growth in part by maintaining an industry leading gross margin profile, which is enabled by low costs per test leveraging operational excellence and by stable pricing leveraging strong revenue cycle capabilities.

Financial and Operational Highlights
•Test volumes of 384,000 in the second quarter of 2025 decreased 1% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended June 30,			Six Months Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Product volumes:
Hereditary cancer	78	73	7%	151	144	5%
Tumor profiling(1)	12	14	(14)%	24	28	(14)%
Prenatal	159	173	(8)%	332	345	(4)%
Pharmacogenomics	135	129	5%	262	253	4%
Total	384	389	(1)%	769	770	—%

(1) Tumor Profiling decreased for the three and six months ended June 30, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Product revenues:
Hereditary cancer	$96.3	$91.5	5%	$182.6	$179.6	2%
Tumor profiling(1)	31.4	32.6	(4)%	60.7	63.5	(4)%
Prenatal	47.6	44.4	7%	96.9	88.7	9%
Pharmacogenomics	37.8	43.0	(12)%	68.8	81.9	(16)%
Total	$213.1	$211.5	1%	$409.0	$413.7	(1)%

(1) Tumor Profiling decreased for the three and six months ended June 30, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•Operating expenses in the second quarter of 2025 were $481.0 million, increasing $297.4 million year-over-year, reflecting the impairment of goodwill and intangible assets of $316.7 million. Adjusted operating expenses in the second quarter of 2025 increased $3.0 million year-over-year to $143.8 million, reflecting the company's commitment to disciplined cost management while maintaining investments in key strategic areas, such as research and development.
•Operating loss in the second quarter of 2025 was $329.2 million; adjusted operating income in the second quarter of 2025 was $8.6 million.

Cash Flow and Liquidity
Second quarter 2025 cash flow used in operations was $13.6 million; adjusted cash flow used in operations in the second quarter of 2025 was $10.2 million. Capital expenditures and capitalization of internal use software costs were $6.9 million in the second quarter 2025.

As of the end of the second quarter of 2025, the company had cash and cash equivalents of $74.4 million. On July 31, 2025, the company entered into a new $200 million term loan facility that replaced its current asset-based credit facility.

Business Performance and Highlights
Oncology
The Oncology business delivered revenue of $85.5 million in the second quarter of 2025.
•Second quarter 2025 hereditary cancer testing revenue and volume in Oncology grew 9% and 10% year-over-year, respectively, as MyRisk with RiskScore testing volume in oncology grew 14% year-over-year.
•New clinical data regarding the use of Myriad's ultra-sensitive Precise MRD test in the MONSTAR-SCREEN 3 study, a collaboration with the National Cancer Center Hospital East (NCCHE) in Japan, was presented at the American Society of Clinical Oncology (ASCO) annual meeting in May 2025. This study showed 100% sensitivity at baseline with 60% of patients testing positive one month after surgery had tumor fractions only detectable via ultra-sensitive MRD.
•Second quarter 2025 Prolaris test revenue grew 4% year-over-year as Myriad Genetics continues to educate clinicians on the critical role the company's portfolio of offerings can play across the patient’s prostate cancer journey. The company continues to make progress and intends to commercially launch its first AI-driven prostate cancer test, in partnership with PATHOMIQ, in the first quarter of 2026.

Women’s Health
The Women’s Health business delivered revenue of $89.8 million in the second quarter of 2025.
•Second quarter 2025 hereditary cancer testing revenue and volume for the unaffected population increased 1% and 3% year-over-year, respectively, as the company continues to develop and deploy its electronic medical records (EMR) solutions and further expand its breast cancer risk assessment programs across its current and new provider base.
•Prenatal testing revenue in the second quarter of 2025 grew 7% year-over-year, reflecting ongoing expansion of payer coverage, particularly for Foresight Expanded Carrier Screen. Volume over that same period decreased 8% year-over-year due to friction from new order management system implementation.
•Commenced early access to our FirstGene™ Multiple Prenatal Screen within the 5,000 patient, multi-site CONNECTOR study.

Pharmacogenomics
GeneSight test revenue was $37.8 million in the second quarter of 2025. GeneSight test volume in the second quarter of 2025 grew 5% year-over-year, reflecting a modest improvement over the year-over-year growth reported in the first quarter of 2025.
•Second quarter revenue continues to reflect the impact of UnitedHealthcare's decision to discontinue coverage of multi-gene panel pharmacogenetic testing, including GeneSight, effective in the first quarter of 2025.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table updating Myriad Genetics' full-year 2025 financial guidance*:

(in millions, except per share amounts)	PRIOR 2025 Guidance	CURRENT 2025 Guidance	FY 2025 Comments

Revenue	$807 - $823	$818 - $828	Raised 2025 revenue range mid-point by $8 million reflecting second quarter 2025 results, an updated outlook and average revenue per test trends.
Gross Margin %	68.5% - 69.5%	69.5% - 70.0%	Gross margins expected to fluctuate in any quarter given product mix and pricing trends.
Adjusted Operating Expenses	$555 - $565	$562 - $568
Adjusted EBITDA**	$19 - $27	$27 - $33
Adjusted EPS***	$(0.02) - $0.02	$(0.02) - $0.02	Adjusted EPS range reflects second quarter 2025 results, interest expense from the new credit facility, and the current business outlook.

*	Assumes currency rates as of August 5, 2025.
**	Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
***	Full-year 2025 adjusted EPS is based on a 94 million share count.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, August 5, 2025, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the second quarter 2025. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI5d3b106c4f7645cb83634dfaa7524a7e. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers molecular tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2025 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited)

	Three months ended June 30,
(in millions)	2025				2024
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$42.2	$54.1	$—	$96.3	$41.9	$49.6	$—	$91.5	5%
Tumor Profiling	—	31.4	—	31.4	—	32.6	—	32.6	(4)%
Prenatal	47.6	—	—	47.6	44.4	—	—	44.4	7%
Pharmacogenomics	—	—	37.8	37.8	—	—	43.0	43.0	(12)%
Total Revenue	$89.8	$85.5	$37.8	$213.1	$86.3	$82.2	$43.0	$211.5	1%

	Six months ended June 30,
(in millions)	2025				2024
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$80.1	$102.5	$—	$182.6	$81.5	$98.1	$—	$179.6	2%
Tumor Profiling	—	60.7	—	60.7	—	63.5	—	63.5	(4)%
Prenatal	96.9	—	—	96.9	88.7	—	—	88.7	9%
Pharmacogenomics	—	—	68.8	68.8	—	—	81.9	81.9	(16)%
Total Revenue	$177.0	$163.2	$68.8	$409.0	$170.2	$161.6	$81.9	$413.7	(1)%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$213.1	$211.5	$409.0	$413.7
Cost of revenue	61.3	64.4	123.0	128.9
Gross profit	151.8	147.1	286.0	284.8

Operating expenses:
Research and development expense	25.6	27.1	53.1	52.7
Sales and marketing expense	71.9	72.8	141.1	142.2
General and administrative expense	66.8	72.1	133.3	142.7
Goodwill and long-lived asset impairment charges	316.7	11.6	316.7	11.6
Total operating expenses	481.0	183.6	644.2	349.2
Operating loss	(329.2)	(36.5)	(358.2)	(64.4)
Other income (expense):
Interest income	0.2	0.4	0.5	1.0
Interest expense	(1.5)	(0.8)	(2.3)	(1.3)
Other	(0.1)	(0.3)	—	1.6
Total other income (expense)	(1.4)	(0.7)	(1.8)	1.3
Loss before income tax	(330.6)	(37.2)	(360.0)	(63.1)
Income tax benefit	(0.1)	(0.5)	(29.4)	(0.4)
Net loss	$(330.5)	$(36.7)	$(330.6)	$(62.7)
Net loss per share:
Basic and Diluted	$(3.57)	$(0.41)	$(3.59)	$(0.69)
Weighted average shares outstanding:
Basic and Diluted	92.5	$90.6	92.0	90.3

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$74.4	$102.4
Trade accounts receivable	137.0	121.2
Inventory	28.7	27.5
Prepaid taxes	14.3	16.4
Prepaid expenses and other current assets	29.9	30.5
Total current assets	284.3	298.0
Operating lease right-of-use assets	51.2	55.0
Property, plant and equipment, net	113.0	117.4
Intangibles, net	170.1	262.4
Goodwill	51.6	286.3
Other assets	7.1	8.5
Total assets	$677.3	$1,027.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30.9	$32.3
Accrued liabilities	100.6	119.0
Current maturities of operating lease liabilities	9.0	12.8
Current debt	59.4	—
Total current liabilities	199.9	164.1
Unrecognized tax benefits	1.2	32.7
Long-term debt	—	39.6
Noncurrent operating lease liabilities	86.2	87.9
Other long-term liabilities	1.9	2.2
Total liabilities	289.2	326.5
Commitments and contingencies
Stockholders’ equity:
Common stock, 93.1 and 91.3 shares outstanding at June 30, 2025 and December 31, 2024, respectively	0.9	0.9
Additional paid-in capital	1,474.7	1,457.8
Accumulated other comprehensive loss	(0.1)	(0.8)
Accumulated deficit	(1,087.4)	(756.8)
Total stockholders' equity	388.1	701.1
Total liabilities and stockholders’ equity	$677.3	$1,027.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(13.6)	$2.6	$(29.9)	$(16.0)
Net cash used in investing activities	(6.9)	(6.4)	(15.2)	(13.5)
Net cash provided by (used in) financing activities	2.6	2.4	16.2	(6.4)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.6	(0.7)	0.7	(1.5)
Change in cash and cash equivalents classified as held for sale	—	(2.3)	—	(2.3)
Net decrease in cash, cash equivalents, and restricted cash	(17.3)	(4.4)	(28.2)	(39.7)
Cash, cash equivalents, and restricted cash at beginning of the period	101.0	105.6	111.9	140.9
Cash, cash equivalents, and restricted cash at end of the period	$83.7	$101.2	$83.7	$101.2

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including (i) the company's updated full-year 2025 financial guidance, (ii) statements regarding the company's progress in updating its strategy, expected to be completed over the next several months, which is intended to accelerate growth by prioritizing investments in the Cancer Care Continuum and expanding its test portfolio into other cancer segments potentially including therapy selection, immuno-oncology response monitoring, and MRD, including the planned early access launch of its proprietary MRD test in the first half of 2026, (iii) the company's ability to achieve sustained value creation, (iv) the company's plan to increase investment in R&D and enhance its commercial capabilities and digital customer experience, (v) the intent to leverage strategic partnerships and Biopharma service synergies in an effort to unlock new growth drivers, (vi) expectations for Prenatal Health revenue growth driven by recently launched tests and the planned commercial launch of FirstGene Multiple Prenatal Screen in 2026, (vii) the company's plan to grow Mental Health revenue through targeted commercial focus and leveraging state biomarker laws, (viii) maintaining disciplined investment across business units while prioritizing the company's strategic Cancer Care Continuum initiatives, (ix) targeted revenue growth in the high single digit to low double digit range and increased profitability over the next five years, and (x) expectations to fund near and longer term revenue growth through operational efficiencies, stable pricing, and strong gross margin performance. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests, including with respect to UNH's coverage decisions to no longer provide coverage for certain multi-gene panel pharmacogenetic tests, including the company's GeneSight test; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2025, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six Months Ended June 30, 2025 and 2024
(unaudited data in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted Gross Margin
Gross Profit	$151.8	$147.1	$286.0	$284.8
Acquisition - amortization of intangible assets(1)	0.3	0.3	0.6	0.6
Equity compensation(2)	0.3	0.6	0.6	0.9
Other adjustments(3)	—	0.2	0.3	0.4
Adjusted Gross Profit	$152.4	$148.2	$287.5	$286.7
Adjusted Gross Margin	71.5%	70.1%	70.3%	69.3%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Other one-time non-recurring expenses for the three and six months ended June 30, 2025 and June 30, 2024.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted Operating Expenses
Operating Expenses	$481.0	$183.6	$644.2	$349.2
Acquisition - amortization of intangible assets(1)	(8.1)	(10.2)	(16.9)	(20.6)
Goodwill and long-lived asset impairment(2)	(316.7)	(11.6)	(316.7)	(11.6)
Equity compensation(3)	(10.4)	(14.0)	(19.6)	(25.6)
Real estate optimization(4)	(2.2)	(2.3)	(5.2)	(3.5)
Transformation initiatives(5)	—	(2.0)	—	(4.0)
Legal settlements(6)	—	(0.5)	—	(0.4)
Other adjustments(7)	0.2	(2.2)	(1.4)	(3.6)
Adjusted Operating Expenses	$143.8	$140.8	$284.4	$279.9

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and six months ended June 30, 2024, consists of $11.6 million of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three and six months ended June 30, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations and testing and set-up costs for equipment in our new facilities. For the three and six months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the three and six months ended June 30, 2024.
(6)	Costs related to one-time legal expenses, net of reimbursement for the three and six months ended June 30, 2024.
(7)	Other one-time non-recurring expenses. For the three months ended June 30, 2025, consists of insignificant adjustments to previously recognized accruals. For the six months ended June 30, 2025, consists primarily of severance related costs. For the three and six months ended June 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted Operating Income
Operating Loss	$(329.2)	$(36.5)	$(358.2)	$(64.4)
Acquisition - amortization of intangible assets(1)	8.4	10.4	17.5	21.1
Goodwill and long-lived asset impairment(2)	316.7	11.6	316.7	11.6
Equity compensation(3)	10.7	14.6	20.2	26.5
Real estate optimization(4)	2.2	2.3	5.2	3.5
Transformation initiatives(5)	—	2.1	—	4.0
Legal settlements(6)	—	0.6	—	0.5
Other adjustments(7)	(0.2)	2.3	1.6	4.0
Adjusted Operating Income	$8.6	$7.4	$3.0	$6.8

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and six months ended June 30, 2024, consists of $11.6 million of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three and six months ended June 30, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations and testing and set-up costs for equipment in our new facilities. For the three and six months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the three and six months ended June 30, 2024.
(6)	Costs related to one-time legal expenses, net of reimbursement for the three and six months ended June 30, 2024.
(7)	Other one-time non-recurring expenses. For the three months ended June 30, 2025, consists of insignificant adjustments to previously recognized accruals. For the six months ended June 30, 2025, consists primarily of severance related costs. For the three and six months ended June 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted Net Income(1)
Net Loss	$(330.5)	$(36.7)	$(330.6)	$(62.7)
Acquisition - amortization of intangible assets(2)	8.4	10.4	17.5	21.1
Goodwill and long-lived asset impairment(3)	316.7	11.6	316.7	11.6
Equity compensation(4)	10.7	14.6	20.2	26.5
Real estate optimization(5)	2.2	2.3	5.2	3.5
Transformation initiatives(6)	—	2.1	—	4.0
Legal settlements(7)	—	0.6	—	0.5
Other adjustments(8)	(0.1)	2.3	1.8	2.5
Uncertain tax benefit(9)	(0.3)	—	(29.0)	—
Tax adjustments(10)	(2.3)	(2.7)	(0.1)	(3.0)
Adjusted Net Income	$4.8	$4.5	$1.7	$4.0

Weighted average shares outstanding:
Diluted	92.8	91.5	92.9	91.5
Adjusted Earnings Per Share
Diluted	$0.05	$0.05	$0.02	$0.04

(1)	To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and six months ended June 30, 2024, consists of $11.6 million of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the three and six months ended June 30, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations and testing and set-up costs for equipment in our new facilities. For the three and six months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.

(6)	Costs related to transformation initiatives including consulting and professional fees for the three and six months ended June 30, 2024.
(7)	Costs related to one-time legal expenses, net of reimbursement for the three and six months ended June 30, 2024.
(8)
Other one-time non-recurring expenses. For the three months ended June 30, 2025, consists of insignificant adjustments to previously recognized accruals. For the six months ended June 30, 2025, consists primarily of severance related costs. For the three and six months ended June 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

(9)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and six months ended June 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(10)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of June 30, 2025, a valuation allowance of $101.4 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of June 30, 2024, a valuation allowance of $63.3 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA
Net Loss	$(330.5)	$(36.7)	$(330.6)	$(62.7)
Acquisition - amortization of intangible assets(1)	8.4	10.4	17.5	21.1
Depreciation expense(2)	4.9	4.3	10.0	8.8
Goodwill and long-lived asset impairment(3)	316.7	11.6	316.7	11.6
Equity compensation(4)	10.7	14.6	20.2	26.5
Real estate optimization(5)	2.2	2.3	5.2	3.5
Transformation initiatives(6)	—	2.1	—	4.0
Legal settlements(7)	—	0.6	—	0.5
Interest expense, net of interest income(8)	1.3	0.4	1.8	0.3
Other adjustments(9)	0.9	2.6	2.9	2.5
Uncertain tax benefits(10)	(0.3)	—	(29.0)	—
Income tax expense(11)	0.2	(0.5)	(0.4)	(0.4)
Adjusted EBITDA	$14.5	$11.7	$14.3	$15.7

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Depreciation expense excludes depreciation included in real estate optimization of $0.4 million and $0.9 million for the three and six months ended June 30, 2024, respectively.
(3)	Expense related to goodwill and long-lived asset impairment. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and six months ended June 30, 2024, consists of $11.6 million of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the three and six months ended June 30, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations and testing and set-up costs for equipment in our new facilities. For the three and six months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(6)	Costs related to transformation initiatives including consulting and professional fees for the three and six months ended June 30, 2024.
(7)	Costs related to one-time legal expenses, net of reimbursement for the three and six months ended June 30, 2024.
(8)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(9)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in Adjusted Net Loss above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations.

(10)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and six months ended June 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(11)	Derived from income tax expense (benefit) from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described above.

Adjusted Free Cash Flow Reconciliation
for the Three and Six Months Ended June 30, 2025 and 2024
(unaudited data in millions)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted free cash flow
Net cash (used in) provided by operating activities	$(13.6)	$2.6	$(29.9)	$(16.0)
Real estate optimization(1)	3.5	3.0	7.5	9.2
Transformation initiatives(2)	—	2.1	—	4.0
Legal settlements(3)	—	0.6	—	0.6
Contingent consideration payment(4)	—	5.8	—	5.8
Other adjustments(5)	(0.1)	2.3	1.8	3.5
Adjusted operating cash flow	$(10.2)	$16.4	$(20.6)	$7.1
Capital expenditures(6)	(2.8)	(5.2)	(8.1)	(11.9)
Capitalization of internal-use software costs (6)	(4.1)	(3.7)	(7.1)	(5.6)
Adjusted free cash flow	$(17.1)	$7.5	$(35.8)	$(10.4)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)	Transformation initiatives includes the cash paid for those costs in the related periods.
(3)	The cash flow effect of legal expense in the related period.
(4)	The payment of contingent consideration related to the previous acquisition of Sividon Diagnostics GmbH.
(5)	The cash flow effect of severance and executive personnel changes in the related periods.
(6)	Derived from the Condensed Consolidated Statements of Cash Flows.